Exhibit 10.3

CORPORATE GUARANTY

Dated as of June___, 2018

“Debtor” means: RAMACO RESOURCES, LLC

“Secured Party” means: MAXUS CAPITAL GROUP, LLC

“Loan and Security Agreement” means that certain Loan and Security Agreement No. 1438-002 dated June _____, 2018 (the “Agreement”), between Secured Party and Debtor.

“Relevant Documents” means, collectively, the above Loan and Security Agreement and its related promissory note, together with all exhibits, riders schedules, attachments, and addenda to any of the foregoing, as the same may be amended, modified or supplemented from time to time, all other agreements and documents related to the Loan and Security Agreement and the transactions contemplated thereby, and any amendment to or replacement or substitution for any such agreements or documents.

1.

For valuable consideration, the receipt of which is hereby acknowledged, the undersigned (“Guarantor”), unconditionally guarantees to Secured Party the full and prompt payment and performance by Debtor of all Guaranteed Obligations (as defined below) when due, whether at stated maturity, by acceleration, or otherwise. It is Guarantor’s express intention that this Guaranty, in addition to covering all present Guaranteed Obligations of Debtor to Secured Party, shall extend to all future Guaranteed Obligations of Debtor to Secured Party, whether or not such Guaranteed Obligations are reduced or entirely extinguished and thereafter increased or are re-incurred, and whether or not such Guaranteed Obligations are specifically contemplated by Guarantor, Debtor and Secured Party as of the date hereof. Any payment owed by Guarantor under the terms of this Guaranty shall be payable in lawful money of the United States of America. As used herein, the term “Guaranteed Obligations” means any and all sums, indebtedness, obligations and liabilities of whatsoever nature arising under or from any of the Relevant Documents, whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, now or hereafter at any time owed or contracted by Debtor to Secured Party under any and all of the Relevant Documents, and all costs and expenses of and incidental to collection of any of the foregoing, including reasonable attorneys’ fees.

2.

This is an absolute and unconditional guarantee of payment and not a guarantee of collection. Secured Party shall not be required, as a condition of the liability of Guarantor, to resort to, enforce or exhaust any of its remedies against Debtor or any other party who may be liable for payment on any of the Guaranteed Obligations or to resort to, marshal, enforce or exhaust any of its remedies against any property given or held as security for this Guaranty or any of the Guaranteed Obligations.

Corporate Guaranty

Maxus Loan 1438-001

3.

Guarantor hereby waives and grants to Secured Party, without notice to Guarantor and without in any way affecting Guarantor’s liability, the right at any time and from time to time, to extend other and additional credit, leases, loans or financial accommodations to Debtor apart from the Guaranteed Obligations, to deal in any manner as it shall see fit with any of the Guaranteed Obligations and with any collateral security for any of the Guaranteed Obligations, including, but not limited to, (i) accepting partial payments on account of any of the Guaranteed Obligations, (ii) granting extensions or renewals of all, or any part of, the Guaranteed Obligations, (iii) releasing, surrendering, exchanging, dealing with, abstaining from taking, taking, abstaining from perfecting, perfecting, or accepting substitutes for any or all property or security which it holds or may hold for any of the Guaranteed Obligations, (iv) modifying, waiving, supplementing or otherwise changing any of the terms, conditions or provisions contained in any of the Guaranteed Obligations, and (v) the addition or release of any other party or person liable hereon, liable on the Guaranteed Obligations or liable on any other guaranty executed to guarantee any of the Guaranteed Obligations. Guarantor hereby agrees that any and all settlements, compromises, compositions, accounts stated and agreed balances made in good faith between Secured Party and Debtor shall be binding upon Guarantor. No postponement or delay on the part of Secured Party in the enforcement of any right hereunder shall constitute a waiver of such right.

4.

Every right, power and discretion herein granted to Secured Party shall be for the benefit of the successors or assigns of Secured Party and of any transferee or assignee of any of the Guaranteed Obligations covered by this Guaranty. In the event any of the Guaranteed Obligations shall be transferred or assigned, every reference herein to Secured Party shall be construed to mean, as to such Guaranteed Obligations, the transferee or assignee thereof. This Guaranty shall be binding upon each of Guarantor’s executors, administrators, heirs, successors, and assigns.

5.

This Guaranty shall continue in force for so long as Debtor shall be obligated to Secured Party with respect to any of the Guaranteed Obligations. Guarantor expressly waives notice of the incurring by Debtor of any and all Guaranteed Obligations to Secured Party. Guarantor also waives presentment, demand of payment, protest, notice of dishonor or nonpayment of or nonperformance of any and all Guaranteed Obligations.

6.

Until Debtor and Guarantor have fully performed all of their Guaranteed Obligations to Secured Party (including, without limitation, payment in full in cash of all Guaranteed Obligations), Guarantor hereby waives any claims or rights which Guarantor might now have or hereafter acquire against Debtor or any other person primarily or contingently liable on any of the Guaranteed Obligations, which claims or rights arise from the existence or performance of Guarantor’s Guaranteed Obligations under this Guaranty or any other guaranty or under any instrument or agreement with respect to any property constituting collateral security for this Guaranty or any other guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of Secured Party or any other creditor which Guarantor now has or hereafter acquires, whether such claim or right arises in equity, under contract or statute, at common law, or otherwise.

7.

Secured Party’s rights hereunder shall be reinstated and revived, and this Guaranty shall be fully enforceable, with respect to any amount at any time paid on account of the Guaranteed Obligations which thereafter shall be required to be restored or returned by Secured Party upon the bankruptcy, insolvency or reorganization of Debtor, Guarantor, or any other person, or as a result of any other fact or circumstance, all as though such amount had not been paid.

Corporate Guaranty

Maxus Loan 1438-001

8.

Guarantor shall pay to Secured Party all costs and expenses, including reasonable attorneys’ fees, incurred by Secured Party in the enforcement or attempted enforcement of this Guaranty, whether or not suit is filed in connection therewith, or in the exercise by Secured Party of any right, privilege, power or remedy conferred by this Guaranty.

9.

Guarantor agrees that during all times when this Guaranty is effective: (a) Guarantor shall not liquidate, dissolve, suspend or cease its business operations; (b) sell, transfer or otherwise dispose of all or a majority of its assets; and (c) without 30 days advance written notice to Secured Party, Guarantor shall not change its name, state of incorporation or organization, or chief place of business. “Guarantor Change of Control Event” shall mean: (i) more than 50% of the ownership interests in Guarantor are sold, assigned or otherwise transferred by the shareholders, members or other owners of Guarantor; or (ii) any merger, consolidation or similar reorganization unless Guarantor is the surviving company and the tangible net worth of Guarantor immediately following such merger is equal to or greater than the tangible net worth of Guarantor immediately prior thereto. There shall be no Guarantor Change of Comm! Event without Secured Party’s prior written consent. Secured Party acknowledges that Guarantor is a publicly traded company and, notwithstanding anything herein to the contrary, the public offering, sale, purchase, tender, or exchange of shares of Guarantor in accordance with applicable securities laws shalt not constitute a Guarantor Change of Control Event.

10.

Guarantor shall furnish Secured Party the following as long as any the Guaranteed Obligations remains unpaid or any credit is available to Debtor under any of the Guaranteed Obligations: (a) annual consolidated financial statements that set forth the financial condition and results of operation of Guarantor that have been audited by a certified public accountant (“CPA”) reasonably acceptable to Secured Party (such financial statements shall include: (i) a consolidated balance sheet, a consolidated statement of income and comprehensive income, a consolidated statement of changes in deficiency, a consolidated statement of cash flows, and all notes thereto, and (ii) a consolidating balance sheet, a consolidating statement of income and comprehensive income and a consolidating statement of cash flows) within 120 days of the end of each fiscal year of Guarantor; (b) quarterly consolidated financial statements that set forth the financial condition and results of operation of Guarantor (such financial statements shall include: (i) a consolidated balance sheet, a consolidated statement of income and comprehensive income, a consolidated statement of changes in deficiency, a consolidated statement of cash flows, and all notes thereto, and (ii) a consolidating balance sheet, a consolidating statement of income and comprehensive income and a consolidating statement of cash flows) within 60 days of the end of each of the first three fiscal quarters of Guarantor; and (c) such other information, including, without limitation, financial, operational or information with respect to the collateral security, as Secured Party may from time to time reasonably request. Any financial information provided to Secured Party shall be prepared in accordance with generally accepted accounting principles. Guarantor will promptly notify Secured Party in writing with full details if any event occurs or any condition exists which constitutes, or which but for a requirement of lapse of time or giving of notice or both would constitute, an Event of Default under any Relevant Document or which might materially and adversely affect the financial condition or operations of Guarantor. All non-public financial information delivered to Secured Party as provided hereunder shall be kept confidential by Secured Party and shall not be shared with any person or entity other than an Assignee (as defined in the Agreement) or prospective Assignee and employees, accountants, or attorneys of Secured Party or any such Assignee or prospective Assignee (all of which Secured Party shall inform have the same duty of confidentiality as Secured Party), unless otherwise ordered by a court of competent jurisdiction or otherwise required by applicable law or regulation. Notwithstanding anything herein to the contrary, the quarterly and annual filings of Guarantor on Forms 10-Q and 10-K under applicable securities laws shall constitute full compliance with the first sentence of this Section 10 (except as respects the information requested under clause (c) of such sentence).

Corporate Guaranty

Maxus Loan 1438-001

11.	USA PATRIOT ACT NOTIFICATION. The following notification is provided to Guarantor pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Guarantor: When Guarantor opens an account, Secured Party will ask for Guarantor’s name, taxpayer identification number, business address, and other information that will allow Secured Party to identify Guarantor. Secured Party may also ask to see Guarantor’s legal organizational documents or other identifying documents.

12.

SMALL BUSINESS JOBS ACT OF 2010 CERTIFICATION. As required by Section 4107(d)(2) of the Small Business Jobs Act of 2010, Guarantor certifies to Secured Party and to its Assignee(s) that the principals of Guarantor and its affiliates have not been convicted of, or pleaded nolo contendere to, a sex offense against a minor as such terms are defined in section 111 of the Sex Offender Registration and Notification Act (42 U.S.C. 16911). As used in this Section, the term “principals” is defined as follows: if a sole proprietorship, the proprietor; if a partnership, each managing partner and each partner who is a natural person and holds 20% or more ownership interest in the partnership; and if a corporation, limited liability company, association or a development company, each director, each of the five most highly compensated executives or officers of the entity, and each natural person who is a direct or indirect holder of 20% or more of the ownership stock or stock equivalent of the entity. As used in this Section, the term “affiliate” is defined as follows: any company that controls, is controlled by, or is under common control by Guarantor. As used in this Section, the term “control” is defined as follows: any company where Guarantor directly or indirectly or acting through one or more other persons owns, controls, or has power to vote twenty percent or more of any class of voting securities; any company where Guarantor controls in any manner the election of a majority of the directors or trustees of the company; any company where Guarantor directly or indirectly exercises a controlling influence over the management or policies of the company.

Corporate Guaranty

Maxus Loan 1438-001

13.

If there is more than one Guarantor, the Guaranteed Obligations under this Guaranty are joint and several. In addition, each Guarantor under this Guaranty shall be jointly and severally liable with any other guarantor of the Guaranteed Obligations. If Secured Party elects to enforce its rights against fewer than all guarantors of the Guaranteed Obligations, that election does not release Guarantor from its Guaranteed Obligations under this Guaranty. The compromise or release of any of the Guaranteed Obligations of any of the other guarantors or Debtor shall not serve to waive, alter or release Guarantor’s Guaranteed Obligations. The failure of any person or entity to sign this Guaranty shall not discharge the liability of any other Guarantor.

14.

Guarantor represents and warrants that each Guarantor has relied exclusively on Guarantor’s own independent investigation of Debtor and the collateral security for Guarantor’s decision to guarantee the Guaranteed Obligations now existing or thereafter arising. Guarantor agrees that Guarantor has sufficient knowledge of the Debtor, the collateral security to make an informed decision about this Guaranty, and that Secured Party has no duty or obligation to disclose any information in its possession or control about Debtor or the collateral security to Guarantor. Guarantor warrants to Secured Party that Guarantor has adequate means to obtain from Debtor on continuing basis information concerning the financial condition of Debtor and that Guarantor is not relying on Secured Party to provide such information either now or in the future. This Guaranty remains fully enforceable irrespective of any claim, defense or counterclaim which Debtor may or could assert on any of the Guaranteed Obligations including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, fraud, bankruptcy, accord and satisfaction, and usury, same of which Guarantor hereby waives along with any standing by Guarantor to assert any said claim, defense or counterclaim.

15.

Guarantor represents and warrants that: (a) Guarantor is the type of organization as stated below Guarantor’s signature, duly organized, validly existing and in good standing under the laws of the state of its organization as stated below Guarantor’s signature; (b) Guarantor has the power, and is duly authorized to enter into, this Guaranty and to execute and deliver to Secured Party, now and from time to time hereafter, additional instruments, resolutions, agreements and other instruments or documents relating to this Guaranty; (c) Guarantor has, by proper action, authorized and empowered those persons whose signatures appear on this Guaranty, and any instruments, documents and exhibits that have been delivered in connection herewith, to execute the same for and on its behalf; and (d) this Guaranty, and each related document, constitutes a legal, valid, and binding obligation of Guarantor enforceable in accordance with its terms.

16.

This Guaranty contains the entire agreement of the parties and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof. This Guaranty is not intended to replace or supersede any other guaranty which Guarantor has entered into or may enter into in the future. Any Guarantor may enter into additional guaranties in the future, and such guaranties are not intended to replace or supersede this Guaranty unless specifically provided in that additional guaranty. The interpretation, construction and validity of this Guaranty shall be governed by the laws of the State of Ohio without reference to conflict of laws. With respect to any action brought by Secured Party against Guarantor to enforce any term of this Guaranty, Guarantor hereby irrevocably consents to the exclusive jurisdiction and venue of any state or federal court in the State of Ohio.

[The next page is the signature page.]

Corporate Guaranty

Maxus Loan 1438-001

GUARANTOR HEREBY, AND SECURED PARTY BY ITS ACCEPTANCE HEREOF, EACH WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ON ANY MATTER WHATSOEVER ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY RELATED TO THIS GUARANTY.

Guarantor: RAMACO RESOURCES, INC.

By: /s/ Michael D. Bauersachs

Title: President

Address of Guarantor: 250 West Main Street Suite 1800 Lexington, KY 40507

Guarantor’s Organization Information:

Guarantor is a corporation organized under the laws of the State of Delaware with State Organization #6191279. Its Federal Employer Identification Number is 384018838.

Corporate Guaranty

Maxus Loan 1438-001